UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 10, 2013

EXPRESS SCRIPTS HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35490	45-2884094
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Express Way, St. Louis, MO		63121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: 314-996-0900

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information furnished pursuant to Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 7.01 Regulation FD Disclosure

Ed Ignaczak, Executive Vice President, Sales and Marketing of Express Scripts Holding Company (the “Company”) adopted a prearranged trading plan under Rule 10b5-1 of the Exchange Act, on June 10, 2013 for personal financial management purposes. Rule 10b5-1 plans permit insiders to sell fixed portions of their holdings over a designated period of time by establishing a prearranged written plan at a time when the insider is not aware of material non-public information. Such plans can provide for the selling of a predetermined number of shares in order to diversify an investment portfolio, potentially minimize the market effect of share sales by spreading them out over a period of time and avoid concerns about initiating transactions while in possession of material non-public information.

Mr. Ignaczak’s plan provides for (i) the potential exercise of previously granted stock options, and (ii) the potential sale of certain shares of the Company’s common stock, including shares to be acquired upon the exercise of stock options. Except as may be required by law, the Company does not undertake to report stock trading plans by other Company officers or directors, nor to report modifications or termination of any publicly-announced plan, including the plan described herein. The total number of shares of the Company’s common stock covered by Mr. Ignaczak’s plan represents approximately 27% of his total Company holdings (including unvested equity awards and shares underlying vested and unvested stock options).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPRESS SCRIPTS HOLDING COMPANY

Date: June 11, 2013	By:	/s/ Keith J. Ebling
Keith J. Ebling
Executive Vice President and General Counsel